Exhibit 99.1

LexaGene Holdings Proposes to Amend Warrants Terms

BEVERLY, Mass. USA – Dec 7, 2022 – LexaGene Holdings, Inc., (OTCQB: LXXGF; TSX-V: LXG) (“LexaGene” or the “Company”), an innovative, molecular diagnostics company that has commercialized the MiQLab® System for automated, genetic testing, announces that it intends to amend the exercise price of certain common share purchase warrants (the “Warrants”) originally issued on February 7 and February 18, 2022 to Meridian LGH Holdings, LLC and expiry five years after the date of issue.

An aggregate of 18,500,000 Warrants were initially issued with an exercise price of CAD$0.45 per common share of LexaGene (a “Common Share”). The Company intends to amend the exercise price of unexercised Warrants to CAD$0.23 per Common Share. In accordance with TSX Venture Exchange (the “TSXV”) requirements, the expiry date of the Warrants will be subject to acceleration and shortened to 30 days in the event the closing price of the Common Shares on the TSXV exceeds CAD$0.288 for any 10 consecutive trading days. All other terms of the Warrant remain the same.

Amendment of the Warrants is subject to the approval of the TSX Venture Exchange and receipt of the consent of Meridian.

The Warrants and the underlying Common Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act) unless registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration is available. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities referred to herein.

For more information about LexaGene and the MiQLab System, please visit www.lexagene.com or follow us on Twitter and LinkedIn.

About LexaGene Holdings Inc.

LexaGene is a molecular diagnostics company that has commercialized the MiQLab System for fast and easy detection of biological contaminants, pathogens and other molecular markers. The System is designed for on-site usage and uses real-time PCR chemistry. Our customers include biopharmaceutical companies and veterinary hospitals. The MiQLab System delivers excellent sensitivity, specificity, and breadth of detection.

Reader Advisory

The TSX Venture Exchange Inc. has in no way passed upon the merits of the proposed transaction and has neither approved nor disapproved the contents of this press release. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Except for statements of historical fact, this news release contains certain "forward-looking information" or "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

LexaGene | 500 Cummings Center, Suite 4550, Beverly, Mass., 01915 | T 800.215.1824 | info@lexagene.com

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to American economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; intellectual property infringement risks, risks relating to any required regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

###

LexaGene | 500 Cummings Center, Suite 4550, Beverly, Mass., 01915 | T 800.215.1824 | info@lexagene.com